Exhibit 5.1

April 8, 2022

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

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Milan

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, New York 10013

Re:	Registration Statement on Form S-8; 6,200,000

shares of Class A Common Stock, par value

$0.00001 per share, of Oscar Health, Inc.

To the addressees set forth above:

We have acted as special counsel to Oscar Health, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 6,200,000 shares (the “Shares”) of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company, including (i) 5,000,000 shares of Class A Common Stock reserved for issuance under the Company’s 2022 Employment Inducement Award Plan (the “Inducement Plan”) and (ii) 1,200,000 shares of Class A Common Stock that may become issuable upon the vesting of restricted stock unit awards granted under the Inducement Plan but that are canceled or forfeited, and returned to the Inducement Plan, in the future. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (the “DCGL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances

April 8, 2022

contemplated by the Inducement Plan, assuming in each case that the individual grants or awards under the Inducement Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Inducement Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP